SENECA INDEPENDENCE PIPELINE COMPANY
                                  BALANCE SHEET

                                     AT DECEMBER 31,
                                          1997
                                     ---------------

ASSETS
Current Assets:
  Cash                                    $1,000
  Other Accounts Receivable                3,543
                                          ------
                                           4,543
                                          ------

Property, Plant & Equipment                    -
                                          ------

Other Assets                                   -
                                          ------

                                          $4,543
                                          ======

LIABILITIES & STOCKHOLDERS EQUITY
Current Liabilities
  Accounts Payable - Intercompany         $3,543
                                          ------

Other Liabilities                              -
                                          ------

Capitalization:
Stockholder's Equity:
  Capital Stock                            1,000
  Earnings Reinvested in the Busines           -
                                          ------
                                           1,000
                                          ------

                                          $4,543
                                          ======